Exhibit 99.1

News Release

Carvana Co. Announces Senior Unsecured Notes Offering to Finance ADESA U.S. Auction Acquisition

PHOENIX – (BUSINESS WIRE) – April 25, 2022 – Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced it is planning to offer, subject to market conditions and other factors, $2.275 billion in aggregate principal amount of Senior Unsecured Notes due 2030 (the “Notes”). Carvana intends to use the net proceeds from the issuance of the Notes, together with the net proceeds from the proposed offering of $1 billion of Series A perpetual preferred stock (the “Preferred Stock Private Placement”), to finance the proposed acquisition of the U.S. physical auction business of ADESA, Inc. from KAR Auction Services, Inc. for approximately $2.2 billion (the “ADESA U.S. Auction Acquisition”), to pay related fees and expenses, and they will also be used for working capital, capital expenditures and other general corporate purposes. The consummation of the proposed private offering of the Notes is not contingent upon the closing of the proposed Preferred Stock Private Placement, and the proposed Preferred Stock Private Placement is not contingent upon the closing of the proposed private offering of the Notes.

This press release is not an offer to sell or a solicitation of an offer to buy the Notes or any shares of Series A perpetual preferred stock. The Preferred Stock Private Placement will only be made pursuant to a separate offering memorandum and the Series A perpetual preferred stock will only be sold in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”).

The Notes will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and will not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. The offering of the Notes will be made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

About Carvana (NYSE: CVNA)

Founded in 2012 and based in Phoenix, Carvana’s mission is to change the way people buy and sell cars. With a continued focus on its customers, technology and innovation, Carvana offers an intuitive and convenient online car buying, selling, and financing experience. Carvana.com enables customers to quickly and easily shop more than 71,000 vehicles, finance, trade in or sell their current vehicle to Carvana, sign contracts and schedule delivery or pickup at one of its patented, automated Car Vending Machines. Carvana is a Fortune 500 company, providing as-soon-as-next-day delivery to customers in over 300 U.S. markets.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed Notes offering, the Preferred Stock Private Placement and the ADESA U.S. Auction Acquisition. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2021 and in the preliminary offering memorandum for the proposed notes offering. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Contact:

Investor Relations:

Carvana

Mike Levin

investors@carvana.com

Media Contact:

Carvana

Kristin Thwaites

press@carvana.com